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                                                                   EXHIBIT 10.42


                             CONTRIBUTION AGREEMENT

                  THIS AGREEMENT is dated as of August 23, 1996, by and among TRUST REALTY PARTNERS, a California general partnership ("TRP"), TRUST REALTY ADVISORS, a California corporation ("TRA"), and GLENBOROUGH PROPERTIES, L.P., a California limited partnership ("Transferee").

                                    RECITALS

                  A. Transferee is a California limited partnership whose general partner is GLENBOROUGH REALTY TRUST INCORPORATED, a Maryland corporation ("GRTI"), whose stock is publicly traded on the New York Stock Exchange.

                  B. TRP desires to contribute the Property (as defined in Subparagraph 1(a) below) to Transferee and Transferee desires to accept the Property from TRP, upon the terms and subject to the conditions set forth in this Agreement.

                  C. TRA is the property manager of the Property pursuant to a Property and Asset Management and Administrative Services Agreement dated as of July 26, 1993 between TRA, as manager, and TRP, as owner (the "Management Agreement") and a Brokerage Agreement dated as of ________, 1993, between TRA, as broker, and TRP, as partnership (the "Leasing Agreement").

                  D. TRA desires to contribute to Transferee all of TRA's right, title and interest under the Management Agreement and the Leasing Agreement, including, without limitation, TRA's rights to the "Sales Commission" (as defined in the Leasing Agreement) and the "incentive management fee" (as defined in the Management Agreement), to the extent applicable to the Property (as herein defined) (collectively, the "Assigned Agreements") and Transferee desires to accept all of TRA's right, title and interest under the Assigned Agreements to the extent applicable to the Property, upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

                  1. Contribution of Property and Assigned Agreements. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein,

                           (a) TRP agrees to contribute to Transferee, and
Transferee agrees to accept from TRP, subject to the terms, covenants and conditions set forth herein, (a) the real property described in Schedule 1(a) attached hereto, together with any and all buildings and other improvements thereon and, to the extent owned by TRP, or held directly or indirectly for the benefit of TRP, any interest therein, and any and all rights, privileges and easements appurtenant


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thereto (individually, an "Individual Real Property," and collectively, the
"Real Property"), (b) all of TRP's right, title and interest in and to the Leases listed in Exhibit J attached hereto (the "Leases"), and any and all guarantees of the Leases, (individually, an "Individual Lease Right" and collectively, the "Lease Rights") and (c) all of TRP's right, title and interest in and to the personal property and any interest therein owned by TRP or held directly or indirectly for the benefit of TRP, if any, located on the Real Property and used in the operation or maintenance of the Real Property, together with all of TRP's right, title and interest, if any, in and to the following to the extent assignable: all service contracts, construction contracts for work in progress, any warranties thereunder, management contracts (including, without limitation, the Assigned Agreements), reciprocal easement agreements, operating agreements, maintenance agreements, franchise agreements and other similar agreements (the "Contracts"), the PMI insurance policy for the Individual Property known as Mission East (the "PMI Policy"), Transferee's prorated share (as determined pursuant to Subparagraph 5(f) below) of those certain reserves which are held by Huntoon, Paige Associates Limited in connection with the Loan secured by the Individual Property known as Mission East (the "Mission East Reserves"), all general intangibles relating to design, development, operation, management and use of the Real Property, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority in connection with the development, use, operation or management of the Real Property, all soil tests, engineering reports, appraisals, architectural drawings, plans and specifications relating to all or any portion of the Real Property, and all payment and performance bonds or warranties or guarantees relating to the Real Property; and all of TRP's right, title and interest in and to any and all of the following to the extent assignable: trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source and business identifiers, trademark registration and applications for registration used at or relating to the Real Property and any written agreement granting to TRP any right to use any trademark or trademark registration at or in connection with the Real Property (individually, an "Individual Personal Property," and collectively, the "Personal Property"). The term "Individual Property" means an Individual Real Property, together with the Individual Lease Rights and Individual Personal Property related thereto. The term "Property" means all of the Real Property, the Lease Rights and the Personal Property.

                           (b) TRA agrees to contribute to Transferee, free and
clear of any and all liens, encumbrances, liabilities, claims, charges, and restrictions of any kind or nature whatsoever, all of TRA's right, title and interest in and to the Assigned Agreements and Transferee agrees to accept from TRA all of TRA's right, title and interest in and to the Assigned Agreements.

                  2.       Contribution Consideration.

                           (a) The Transferee and TRP agree that the total
consideration to be given by the Transferee in return for the Property is Forty Million Sixty-One Thousand Dollars ($40,061,000) ("Property Consideration"), adjusted as provided in Subparagraph 5(g), which shall comprise the following components:


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                                    (i) The amount that would be required in
order to retire all mortgage debt as described on Schedule 2(a)(i) attached hereto (excluding prepayment penalties) as of the Closing (as defined in Subparagraph 5(b) below) (the "Loans"), which is presently estimated to be $35,401,921;

                                    (ii) Cash to be paid to TRP, in an amount to
be specified by TRA at or prior to the Closing ("Cash"); and

                                    (iii) Class B limited partner units
("Units") of Transferee issued to TRP, which shall be in an amount equal to the Property Consideration less the total of the Loans and the Cash. By way of example only, based on the present estimated amount of the Loans as set forth above, and assuming that TRA specified $3,900,000 of Cash to be paid pursuant to subparagraph (ii), above, the total Property Consideration would comprise the following:

              Property Consideration                           $40,061,000

              LESS:

              Loans (subparagraph 2(a)(i))                      35,401,921
              Cash (subparagraph. 2(a)(ii))                      3,900,000
                                                               -----------
                                Total                          $39,301,921

              EQUALS:
              TRP Units (Subparagraph 2(a)(iii))               $   759,079


                           (b) The Transferee and TRA agree that the total
consideration to be given by the Transferee in return for the Assigned Agreements is One Million Four Hundred Thousand Dollars ($1,400,000) (the "Management Consideration;" which, together with the Property Consideration, is collectively referred to as the "Contribution Consideration"). At the Closing, in consideration of TRA's contribution of the Assigned Agreements to Transferee, Transferee shall issue to TRA $1,400,000 worth of GRTI's common stock ("Stock").

                           (c) For purposes of determining the number of Units
and Stock to be issued pursuant to Subparagraph 2(a)(iii) and 2(b) above, each Unit or share of Stock, as applicable, shall be deemed to be worth $14.50.

                           (d) With respect to any Stock to be issued to TRA or
to TRP (in the case of a redemption of Units as more fully described in Subparagraph 2(e) below):

                                    (i) All certificates for the Stock shall
                  bear a legend in substantially the following form:

                           THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY



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                           STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED
                           FOR SALE EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE, EXCEPT IN ACCORDANCE WITH THE PROCEDURES AND RESTRICTIONS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT DATED AS OF __________, 1996, AMONG GRTI, TRA AND TRP (THE "REGISTRATION RIGHTS AGREEMENT"), COPIES OF WHICH ARE FILED AT THE PRINCIPAL OFFICE OF GRTI AND ARE AVAILABLE TO ANY HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE VOID AND OF NO EFFECT. AS USED HEREIN, 'TRANSFER' SHALL MEAN SALE, EXCHANGE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY INTEREST IN A SHARE EXCEPT BY OPERATION OF LAW IN CONNECTION WITH A MERGER OR CONSOLIDATION OF THE CORPORATION.

                                    (ii) The certificates for shares of the
Stock shall also bear any other legend required by any applicable state securities law.

                                    (iii) In addition, GRTI shall make a
notation regarding the restrictions on transfer of the Stock in its stock records, and such Stock shall be transferred on the records of GRTI only if transferred or sold in compliance with the provisions of the Registration Rights Agreement (as herein defined).

                                    (iv) The holder of the Stock issued to TRA
at the Closing shall have "piggyback" registration rights for a period of one year as well as certain other rights, all as more particularly described in the Registration Rights Agreement.

                           (e) The Units shall include a redemption option, the
specific terms and provisions of which are or will be set forth in an amendment to Transferee's partnership agreement, by which, at any time, any person holding the Units ("Holder") may demand that Transferee redeem the Units. Transferee shall comply with such demand by redeeming the Units for either (at the election of GRTI, in its capacity as Transferee's managing general partner, as more specifically set forth in Transferee's partnership agreement; provided, however, that notwithstanding the foregoing, such election may be made by such Holder if such Holder


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determines that such election may have an adverse income tax effect on such
Holder): (i) cash in an amount equal to the number of Units being redeemed multiplied by the then fair market value per Unit, or (ii) Stock based on a ratio of 1 Unit for 1 share of Stock. If the Units are redeemed for Stock, the Holder shall have "piggyback" registration rights for a period of one year as well as certain other rights, all as more particularly described in the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement").

                           (f) On the Closing Date, TRP and TRA shall execute
and deliver, and Transferee shall cause GRTI, so to execute and deliver, the Registration Rights Agreement.

                  3. Transferee's Objections to Title Matters. Transferee shall have the right to disapprove any title exceptions disclosed to Transferee by the Title Company (as defined in subparagraph 4(d) below) or otherwise disclosed to Transferee from and after the Effective Date and not described on Schedule 3 attached hereto and made a part hereof (the exceptions described on Schedule 3 being herein referred to as the "Permitted Exceptions") (the "Disapproved Encumbrances"), and Transferee shall notify TRP in writing of any Disapproved Encumbrances for each Individual Property within seven (7) business days after the later of (i) the Effective Date or (ii) the date Transferee receives notice of any such Disapproved Encumbrance (provided that Transferee's failure to so notify TRP within such 7-business day period shall be deemed Transferee's approval of such exception). Notwithstanding the foregoing, Transferee shall be deemed to have disapproved any delinquent tax, attachment, judgment lien or mechanic's or supplier's lien, or any other monetary lien other than the Loans ("Monetary Liens"), each of which shall be automatically deemed a Disapproved Encumbrance. All other title exceptions disclosed to Transferee within the period described above and not disapproved by Transferee shall constitute "Permitted Exceptions." Within seven (7) days after the later of (i) the Effective Date or (ii) the date Transferee notifies TRP of the Disapproved Encumbrances, TRP shall notify Transferee in writing of any such Disapproved Encumbrances which TRP is willing and able to cure as of or prior to the Closing, if any (the "Title Cure Notice"); provided that TRP shall be required to cure Monetary Liens. Except as so identified in the Title Cure Notice and as provided in the preceding sentence, TRP shall be deemed to have elected not to cure such Disapproved Encumbrances. Transferee may, by giving written notice to TRP on or before the tenth (10th) day after (x) receipt of the Title Cure Notice or (y) the expiration of the seven (7)-day period described above without reply from TRP, terminate this Agreement, in which case neither party shall have any further liability to the other. If Transferee does not so elect within such ten
(10) day period to terminate this Agreement, then Transferee shall be deemed to have waived its disapproval of the Disapproved Encumbrances pertaining to such Individual Property and such title exceptions shall then be deemed to be "Permitted Exceptions."

                  4. Conditions to Closing. The following conditions are precedent to Transferee's obligation to accept the Property and the Assigned Agreements (the "Conditions Precedent"):

                           (a) The representations and warranties of TRP and TRA
contained herein shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and TRP's and TRA's covenants under this Agreement shall be satisfied as of the Closing


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Date (to the extent such covenants are to be satisfied as of the Closing Date), and Transferee shall have received at the Closing a certificate dated as of the Closing Date in the form of Exhibit B attached hereto and executed (i) on behalf of TRP by executive officers of the respective general partners of TRP and (ii) on behalf of TRA, by an executive officer of TRA, certifying as to the fulfillment of the conditions set forth in this Subparagraph 4(a).

                           (b) At the Closing, TRP shall convey to Transferee
(i) good and marketable fee title to each Individual Property identified in
Schedule 1(a) by deed in the form of Exhibit C-1 through Exhibit C-6 attached hereto, (ii) title to the Lease Rights pursuant to an assignment and assumption of tenant leases in the form of Exhibit D attached hereto (the "Assignment of Leases"), (iii) title to the Personal Property pursuant to a bill of sale in the form of Exhibit E attached hereto and an assignment and assumption of service contracts, guaranties and warranties and other intangible property in the form of Exhibit F attached hereto (the "Assignment of Service Contracts").

                           (c) At the Closing, TRA shall convey to Transferee
all of its right, title and interest in the Assigned Agreements free and clear of any defects, liens, encumbrances or claims of any kind by a duly executed assignment in the form attached as Exhibit G (the "Assignment of Management and Leasing Agreement").

                           (d) Chicago Title Insurance Company ("Title Company")
shall be committed to issue at Closing for each Individual Real Property its extended coverage American Land Title Association Policy of Owner's Title Insurance (Form B, rev. 10/17/70) in the amount of the Property Consideration attributable to such Individual Real Property (as determined by Transferee), showing title to such Individual Real Property vested in Transferee, subject only to the Permitted Exceptions. The foregoing title policies, together, in each case, with endorsements, to the extent available in the states where each Individual Property is located, covering zoning, subdivision map act, survey, access, contiguity, no violations of covenants, conditions or restrictions and such other endorsements as Transferee shall reasonably request, are referred to herein collectively as the "Title Policies." On or before the Closing, TRP shall cause the Title Company to deliver to Transferee a certification that, in issuing the Title Policies, the Title Company has not relied on any representations or indemnities of TRP or any of its affiliates (except as disclosed in such certification). In addition, as a condition to Transferee's obligation to close, Transferee shall be satisfied that, as of the Closing, there is no outstanding financing statement filed in accordance with the Uniform Commercial Code of any applicable jurisdiction with respect to the Individual Property or TRP except for any financing statements approved by Transferee prior to the Effective Date or relating to any of the Loans.

                           (e) TRP obtaining and delivering to Transferee the
tenant estoppel certificates required under Paragraph 7 below.

                           (f) TRP obtaining and delivering to Transferee the
Payoff Letters (as defined in Subparagraph 6(a) below) required under Subparagraph 6(a) below.


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                           (g) The physical condition of the Real Property shall
be substantially the same on the day of Closing as on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 11 below).

                           (h) At the Closing, the Conditions Precedent (as
defined and set forth in that certain Agreement dated as of even date herewith between Transferee and John Provine ("Provine"), who owns a controlling interest in TRA, (the "Provine Agreement")) shall have each been satisfied or waived in writing by Transferee.

                           (i) All of the property management and leasing
agreements affecting the Property (whether between TRP, TRA or any other party and such property managers and leasing agents) shall be terminated as of the Closing Date at no cost or expense to Transferee.

                  The Conditions Precedent contained in Subparagraphs 4(a) through (i) are intended solely for the benefit of Transferee. If any of the Conditions Precedent is not satisfied, Transferee shall have the right in its sole discretion either to waive in writing the Condition Precedent and proceed with the purchase or terminate this Agreement. In addition, the provisions of Subparagraphs 4(b), 4(c), 4(h) and 4(i) are also covenants of TRP, TRA and Provine, as applicable.

                  5.       Closing and Escrow.

                           (a) Upon mutual execution of this Agreement, the
parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. TRP and Transferee agree to execute such additional escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control unless a contrary intent is expressly indicated in such supplementary instructions.

                           (b) The parties shall endeavor to conduct an escrow
closing pursuant to Subparagraph 5(a) above. If, however, an escrow closing is not practical, the closing of the transactions contemplated herein (the "Closing") shall be held and delivery of all items to be made at the Closing shall be made at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304 on or before December 1, 1996 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, the escrow holder shall, unless it is notified by both parties to the contrary within five
(5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close.

                           (c) At or before the Closing, TRP shall deliver or
cause to be delivered to Transferee the following:

                                    (i) a duly executed Registration Rights
Agreement;


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                                    (ii) the duly executed and acknowledged
Deeds;

                                    (iii) a duly executed Assignment of Leases;

                                    (iv) a duly executed Bill of Sale;

                                    (v) a duly executed Assignment of Service
Contracts;

                                    (vi) a duly executed Assignment of
Management and Leasing Agreement;

                                    (vii) originals (or copies to the extent TRP
does not possess originals) of the Leases;

                                    (viii) duly executed tenant estoppel
certificates as required pursuant to Subparagraph 4(e) above;

                                    (ix) originals (or copies to the extent TRP
does not possess originals) of the Contracts not previously delivered to Transferee;

                                    (x) originals of the building permits and
certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements not previously delivered to Transferee;

                                    (xi) a FIRPTA affidavit (in the form
attached as Exhibit H) pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986 (the "Code"), and on which Transferee is entitled to rely, that neither TRP is a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                                    (xii) a California Form 590 from TRP (in the
form attached as Exhibit I) certifying that TRP has a permanent place of business in California or is qualified to do business in California; (xiii) such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to TRP and TRA as shall be reasonably required by Title Company; (xiv) the certificate certifying as to TRP's and TRA's representations and warranties as required by Subparagraph 4(a) above;

                                    (xv) the Payoff Letters as required by
Subparagraph 4(f) above; and

                                    (xvi) any other instruments, records or
correspondence called for hereunder which have not previously been delivered.


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Transferee may waive compliance on TRP's part under any of the foregoing items by an instrument in writing.


                           (d) At or before the Closing, Transferee shall
deliver or cause to be delivered to TRP or TRA, as the case may be, the following:

                                    (i) a duly executed Registration Rights
Agreement;

                                    (ii) a duly executed Assignment of Leases;
and

                                    (iii) a duly executed Assignment of Service
Contracts.

                           (e) TRP and Transferee shall each deposit such other
instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the transactions described herein in accordance with the terms hereof. TRP and Transferee hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder. Title Company shall prepare for the mutual review and approval of the parties, a closing statement to be executed and delivered by each party hereto at the Closing.

                           (f) With respect to each Individual Property the
following adjustments shall be made, and the following procedures shall be followed:

                                    (i) Items Not to be Prorated. There shall be
no prorations or adjustments of any kind with respect to (a) delinquent rents collected by Transferee after the Closing; (b) refunds or shortfalls arising after the Closing with respect to Overage Rents (as defined below) collected by TRP from tenants prior to the Closing; (c) insurance premiums (except with respect to the PMI Policy, which is discussed below).

                                    (ii) Basis of Prorations. All prorations
shall be calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year.

                                    (iii) At Closing. As nearly as practicable
prior to the Closing, Transferee and TRP shall prepare a statement for each Individual Property ("Proration Statement") showing prorations and adjustments, and each party shall be so credited or charged at the Closing, in accordance with the following:

                                            a. Rents. With respect to fixed
rents ("Fixed Rents") and additional rents, including, without limitation, percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, operating expenses, maintenance escalation rents or charges, common area expenses, cost-of-living increases or other charges of a similar nature, if any, and any additional charges and expenses payable under tenant leases (collectively, "Overage Rents"), TRP shall account to Transferee for any Fixed Rents or Overage Rents actually collected, and Transferee shall be credited for its share. For example, if the Closing Date is October 16, Transferee will be credited for 50% of all October rents collected by TRP prior to the Closing Date.


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                                            b. Expenses. With respect to
expenses (including, without limitation, real property taxes and assessments; current installments (only) of any improvement bonds or assessments which are a lien on an Individual Property or which are pending and may become a lien on any Individual Property; water, sewer and utility charges; amounts payable under any Contract that will be continued after the Closing; permits, licenses and/or inspection fees; the PMI Policy; interest on any Loan; and any other expenses normal to the operation and maintenance of the Property) ("Expenses"):

                                                     (1) to the extent Expenses
have been paid prior to the Closing Date, TRP shall account to Transferee for such prepaid Expenses, and TRP shall be credited for its pro rata share for the period after the Closing Date;

                                                     (2) to the extent of
Expenses not yet paid by TRP and to be paid in arrears but which are ascertainable (e.g., interest on the Loans), Transferee shall be credited for TRP's pro rata share of such expenses.

                                            c. Security Deposits. TRP shall
deliver to Transferee all security deposits, letters of credit and other collateral given to TRP or any of its affiliates or predecessors-in-interest pursuant to any of the Leases, less any portions thereof applied in accordance with the respective Lease (together with a statement regarding such applications).

                                    (iv) After Closing. After the Closing Date,
Transferee and TRP shall meet from time to time to discuss adjustments in accordance with the following:

                                            a. Rents. If Transferee collects any
non-delinquent Fixed Rents or Overage Rents applicable to the month in which the Closing occurs, TRP's pro rata share of such rents shall be credited to TRP.

                                            b. Expenses. With respect to any
invoice received by Transferee after the Closing Date for Expenses that relates to the month in which the Closing occurs, Transferee will either, at Transferee's option, (i) pay the entire amount of the invoice and either bill TRP for TRP's share or offset TRP's share against any prorated rents due to TRP under subparagraph a, above, or (ii) compute Transferee's pro rata share, write a check for that amount in favor of the vendor, and then send the invoice and its check to TRP, in which case TRP agrees that it will pay for its share and forward the invoice and the two payments to the vendor.

                              (g) All costs associated with the transaction, up
to but not exceeding $500,000, shall be charged against TRP only if the Closing occurs, and in such case will be deducted from the Property Consideration. These costs are set forth in a budget which was prepared by Transferee and previously delivered to TRP, and includes, without limitation, all legal and accounting costs of Transferee and GRTI (including three years' audited operating statements for the Property to be completed prior to the Closing as required under federal securities laws), all title insurance premiums, all escrow charges, any transfer taxes, all costs of Transferee's and GRTI's engineering and environmental analyses, and all survey costs. To the extent any of the foregoing costs are not determined at Closing, Transferee shall deliver to TRP a


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
statement setting forth such costs within thirty (30) days after the Closing Date and such costs shall be paid by TRP to Transferee within five (5) days after receipt by TRP of such Statement.

                           (h) Notwithstanding anything to the contrary set
forth in this Agreement, including, without limit, this Paragraph 5, the Mission East Reserves shall be prorated between Transferee and TRP in the same manner in which rents are prorated under this Paragraph 5.

                           (i) Except as otherwise set forth in this Paragraph
5, the obligations of TRP and Transferee under this Paragraph 5 shall survive the Closing.

                  6. Loans. Transferee and TRP (but at no material cost or liability to TRP) shall use all reasonable efforts to obtain the consent of the lender of each Loan to the transfer of the Property to Transferee as well as a payoff letter confirming the outstanding principal amount of such Loan as of the Closing Date (collectively, the "Payoff Letters"). In addition, TRP hereby grants Transferee the right to renegotiate the Loans and to negotiate new loans or loans to replace the existing Loans; provided that (i) TRP incurs no cost or liability in connection therewith, and (ii) such new loans and modifications to any Loans are not effective until the Closing. In no event shall TRP be responsible for the payment of any prepayment fees or yield maintenance fees payable in connection with the Loans. The parties shall execute all documents necessary or desirable to evidence or effectuate the modification of Loans as provided in this Paragraph 6.

                  7. Estoppel Certificates. TRP shall use all reasonable efforts to obtain an estoppel certificate from each tenant of the Property (each, a "Tenant") (other than Tenant's under apartment leases at the Properties listed on Schedule 7 attached hereto), dated no earlier than forty-five (45) days prior to the Closing Date, substantially in the form of Exhibit J attached hereto, conforming to the most recent rent roll approved by Transferee and alleging no defaults, offsets, or claims against the lessor (the "Estoppel Certificate"). It shall be a condition to Transferee's obligation to close the transactions contemplated in this Agreement that on or before the Closing:

                           (a) TRP delivers to Transferee an Estoppel
Certificate from Tenants occupying seventy-five percent (75%) of the rentable area of each Individual Property, including all tenants occupying more than ten percent (10%) of the rentable area of each such Individual Property (collectively, the "Required Tenants"), and, with respect to all other tenants (collectively, the "Non-Required Tenants"), there shall exist no dispute with TRP, which dispute is material to the use, value or economics of such Individual Property, as determined on an individual basis by Transferee in good faith in Transferee's sole discretion (a "Material Non-Required Tenant Dispute") (and Transferee shall be afforded the opportunity to inquire of any Non-Required Tenant which does not provide an Estoppel Certificate as to whether any such dispute exists); or

                           (b) To the extent that TRP is unable to obtain
Estoppel Certificates, or any items required to be therein, from the Required Tenants, or to the extent that there is any Material Non-Required Tenant Dispute, TRP shall deliver to Transferee and Transferee may, but shall not be obligated to, accept, on the Closing Date a certification in which TRP warrants and represents to Transferee, with respect to such missing Estoppel Certificates, or any missing items required to be included therein, each item set forth in the Estoppel Certificate attached as Exhibit J for the missing Estoppel Certificates.

                           (c) If the conditions contained in Subparagraphs 7(a)
and (b) above are not satisfied, then Transferee may, by written notice given to TRP before the Closing, elect to either waive such conditions or terminate this Agreement.

                  8. TRP's and TRA's Representations and Warranties. TRP and TRA each hereby represents and warrants to Transferee as follows:

                           (a) TRA is a corporation duly organized, validly
existing and in good standing under the laws of the State of California. TRP is a general partnership duly organized, validly existing and in good standing under the laws of the State of California.

                           (b) TRP and TRA each have full power and authority to
execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by TRP and TRA, respectively, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of TRP and TRA and is the legal, valid and binding obligation of each of TRP and TRA and is enforceable against each of TRP and TRA in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). Neither TRP nor TRA is presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

                           (c) Neither the execution and delivery of this
Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will (i) violate or conflict, in any material respect, with any provision of TRP's partnership agreement or TRA's articles of incorporation or bylaws or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which either TRP or TRA is subject, or (ii) result in any material breach or the termination of any lease, agreement or other instrument or obligation to which either TRP or TRA is a party or by which any of the Property may be subject, or cause a lien or other encumbrance to attach to any of the Property or the Assigned Agreements. Neither TRP nor TRA is a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by TRP or TRA of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

                           (d) All material consents required from any
governmental authority or third party in connection with the execution and delivery of this Agreement by TRP and TRA or the consummation by TRP or TRA of the transactions contemplated hereby, if any, have been made or obtained or shall have been made or obtained by the Closing Date. Complete and correct copies of all such consents, if any, shall be delivered to Transferee.

                           (e) There are no adverse or other parties in
possession of the Property, or any part thereof, except TRP and tenants under the Leases. No party has been granted any license, lease, or other right relating to the use or possession of the Property or any part thereof, except tenants under the Leases.

                           (f) To the best of TRA's and TRP's actual knowledge,
except as set forth on Schedule 8(f), there is no litigation pending or threatened, against either TRP or TRA or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of any of the Property for its intended purpose or the ability of TRP or TRA to perform its obligations under this Agreement. TRP and TRA shall notify Transferee promptly of any such litigation of which either TRP or TRA becomes aware.

                           (g) Except as set forth on Schedule 8(g), at the time
of Closing there will be no outstanding written or oral contracts made by TRP for any improvements to the Property which have not been fully paid for and TRP shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing.

                           (h) Schedule 8(h) lists all of the tangible Personal
Property.

                           (i) Attached hereto as Exhibit K is a rent roll (the
"Rent Roll") for each Property showing all of the Leases for each such Property as of the date of this Agreement. Said Rent Roll is complete in all material respects and all information therein is accurate as of its date, and as of the Effective Date there are no Leases or tenancies with respect to the Property or any part thereof except as therein set forth. Except as disclosed on the Rent Roll, no rental under any Lease has been collected in advance of the current month. The Rent Roll shall be updated at the Closing to reflect any changes which occur after the Effective Date. TRP is the owner of the entire lessor's interest in and to each of the Leases and none of the Leases or the rentals or other sums payable thereunder has been assigned or otherwise encumbered, except in connection with the Loans.

                           (j) Schedule 8(j) attached hereto sets forth a list
of all notes or other evidence of indebtedness, loan agreements, mortgages, guaranty agreements, and any and all other documents entered into by TRP and all amendments, modifications and supplements thereto (collectively the "Loan Documents") in connection with the Loans and all matters in connection with the Loans.

                           (k) To the best of TRP's actual knowledge, (i) the
Exhibits and Schedules attached hereto, as provided by or on behalf of TRP, completely and correctly present in all material respects the information required by this Agreement to be set forth therein, and (ii) TRP has delivered to Transferee true and correct copies of all of the due diligence materials pertaining to the Property which are in the possession or control of TRP or TRA. No representation or warranty by TRP herein and, to the best of TRP's actual knowledge, no information disclosed in the Exhibits and Schedules hereto supplied by or on behalf of TRP contains any untrue statement of a material fact or omits to state a fact necessary to make the statements contained herein or therein not materially misleading. TRP has no actual knowledge of any events, transactions or other facts which, either individually or in the aggregate might reasonably give rise to circumstances or conditions which might have a material adverse affect on the Property.

                           (1) TRP is not a "foreign person" within the meaning
of Section 1445(f)(3) of the Code.

                      (m) (i) (A) TRP and TRA are acquiring the Units and the Stock (the Units and the Stock being hereinafter sometimes referred to as the "Securities"), respectively, for investment for its own account, not as a nominee or agent, and not with a view to the sale in connection with a public distribution of any part thereof; and (B) TRP and TRA each have no present intention of selling, granting a participation in or otherwise distributing, and do not have any contract, undertaking, agreement or arrangement with any natural person, corporation, partnership, association or other entity ("Person") to sell, transfer or grant a participation to such person, or to any third person, with respect to any of the Securities.

                           (ii) TRP and TRA each understand that the Securities
are not registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") on the ground that the sale and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that the Transferee's reliance on such exemption is predicated on TRP's and TRA's representations set forth herein.

                           (iii) TRP and TRA each represent that it and each of
its equity owners, (A) is both an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act and a purchaser excluded from the count of investors under Section 25102(f) of the California Corporations Code; and (B) alone or together with its professional advisor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Transferee and has the capacity to protect its own interest in connection with the transactions contemplated hereby. TRP and TRA each further represent that, during the course of the transaction and prior to its purchase of shares of the Securities, it had access to, the opportunity to ask questions of, and receive answers from, representatives of the Transferee concerning the terms and conditions of the offering and to obtain additional information (to the extent the Transferee possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                           (iv) TRP and TRA have relied solely on its own
investigations in making a decision to purchase the Securities, and has received no representation or warranty from Transferee, or any of its affiliates, employees or agents, other than those set forth in this Agreement.

                           (v) TRP and TRA understand that the Securities may
not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the

Securities must be held indefinitely. In particular, TRP and TRA are aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about Transferee. Such information is not now available, and the Transferee has no present plans to make such information available. TRP and TRA represent that, in the absence of an effective registration statement covering the Securities, it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of this Agreement and applicable laws and regulations.

                           (vi) TRP and TRA each agree that, except as
specifically contemplated hereunder, in no event will it transfer or dispose of any of the Securities other than pursuant to an effective registration statement under the Securities Act, unless and until (A) there is compliance with all requirements contained in other sections of this Agreement and the Transferee's partnership agreement; (B) TRP and/or TRA, as the case may be, shall have notified Transferee of the proposed disposition and shall have furnished Transferee with a statement of the circumstances surrounding the disposition;
(C) if requested by Transferee, at the expense of TRP and/or TRA, as the case may be, or its transferee, it shall have furnished to Transferee an opinion of counsel, reasonably satisfactory to Transferee, to the effect that such transfer may be consummated without registration under the Securities Act; and (D) the transferee executes and delivers an assumption of the terms and conditions of this Agreement and, in the case of the Units, the Transferee's partnership agreement satisfactory to the Transferee.

Transferee expressly understands and agrees that the phrase "to the best of TRP's or TRA's actual knowledge" or words of similar import as used in Paragraph 8 means the actual knowledge of John Provine, without any independent investigation having been made.

                  9. Representations and Warranties of Transferee. Transferee hereby represents and warrants to TRP and TRA as follows:

                           (a) Transferee is a duly organized and validly
existing limited partnership under the laws of the State of California.

                           (b) Transferee has full power and authority to
execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by Transferee, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and is the legal, valid and binding obligation of Transferee and is enforceable against Transferee in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity). Transferee is not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

                           (c) Neither the execution and delivery of this
Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will (i) violate or conflict, in any material respect, with any provision of Transferee's partnership agreement or any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Transferee is subject, or (ii) result in any material breach or the termination of any lease, agreement or other instrument or obligation to which Transferee is a party. Transferee is not a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment by Transferee of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

                           (d) All material consents required from any
governmental authority or third party in connection with the execution and delivery of this Agreement by Transferee or the consummation by Transferee of the transactions contemplated hereby have been made or obtained or shall have been made or obtained by the Closing Date. Complete and correct copies of all such consents shall be delivered to TRP and TRA.

                      10. Indemnification.

                           (a) Each party hereby agrees to indemnify the other
party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, resulting from any misrepresentation or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or Exhibit given or delivered to the other pursuant to or in connection with this Agreement. The indemnity contained in this Subparagraph 10(a) shall not be interpreted to expand in any way the indemnities provided in Subparagraphs 10(b) and 10(c).

                           (b) Except as otherwise expressly set forth in this
Agreement, TRP and TRA each agree to indemnify Transferee and GRTI and defend and hold Transferee and GRTI harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, asserted against, incurred or suffered by Transferee and/or GRTI resulting from or arising out of any transaction entered into (including, without limit, any of the Loans), any state of facts existing, or any personal injury or property damage occurring in, on or about the Property or relating thereto, before the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of Transferee, its agents, employees or contractors.

                           (c) Except as otherwise expressly set forth in this
Agreement, Transferee agrees to indemnify TRP and TRA and defend and hold TRP and TRA harmless from any claims, losses, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, asserted against, incurred or suffered by TRP or TRA resulting from or arising out of any transaction entered into (including, without limit, the any of the Loans), any state of facts existing, or any personal injury or property damage occurring in, on or about the Property or relating thereto, after the Closing Date, from any cause whatsoever other than as a consequence of the acts or omissions of TRP, TRA, or their respective agents, employees or contractors.

                           (d) The indemnification provisions of this Paragraph
10 shall survive beyond the Closing, or, if the Closing does not occur pursuant to this Agreement, beyond any termination of this Agreement.

                      11. Risk of Loss.

                           (a) Minor Loss. Transferee shall be bound to accept
the Property for the full Property Consideration as required by the terms hereof, without regard to the occurrence or effect of any damage to an Individual Property or destruction of any improvements thereon or condemnation of any portion of an Individual Property, provided that: (a) the cost to repair any such damage or destruction does not exceed twenty percent (20%) of the portion of the Property Consideration allocated to such Individual Property or, in the case of a partial condemnation, the value of the portion of the Individual Property taken does not exceed twenty percent (20%) of the portion of the Property Consideration allocated to such Individual Property; (b) upon the Closing, there shall be a credit against the Property Consideration due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by TRP as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible; (c) insurance or condemnation proceeds available to TRP are sufficient to cover the cost of restoration; (d) the insurance carrier has admitted liability for the payment of such costs; and
(e) the Loan, if any, on the Individual Property in question is not accelerated or defaulted by reason of such casualty or condemnation. If the proceeds or awards have not been collected as of the Closing, then TRP's right, title and interest to such proceeds or awards shall be assigned to Transferee.

                           (b) Major Loss. If the cost to repair such damage or
destruction to an Individual Property exceeds twenty percent (20%) of the portion of the Property Consideration allocated to such Individual Property or, in the case of condemnation, if the value of the portion of the Individual Property taken exceeds twenty percent (20%) of the portion of the Property Consideration allocated to such Individual Property, then Transferee may, at its option to be exercised by written notice to TRP within five (5) business days of TRP'S notice to Transferee of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) elect to terminate this Agreement, or (b) consummate the purchase of all of the Property for the full Property Consideration as required by the terms hereof, subject to the credits against the Property Consideration provided below. If Transferee elects to proceed with the purchase of all of the Property, then, upon the Closing, Transferee shall be given a credit against the Property Consideration due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by TRP as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible. If the proceeds or awards have not been collected as of the Closing, then TRP's right, title and interest to such proceeds or awards shall be assigned to Transferee. If Transferee fails to give TRP notice within such five (5) business day period, then Transferee will be deemed to have elected to terminate this Agreement.

                      12. Inspections. Prior to the Closing Date, TRP shall afford authorized representatives of Transferee reasonable access to the Property for purposes of satisfying

Transferee with respect to the representations, warranties and covenants of TRP contained herein and with respect to satisfaction of any Conditions Precedent to the Closing contained herein. Transferee hereby agrees to indemnify and hold TRP harmless from any damage or injury to persons or property caused by Transferee or its authorized representatives during their entry and investigations prior to the Closing. In the event this Agreement is terminated, Transferee shall restore the Property to substantially the condition in which it was found. This indemnity shall survive the termination of this Agreement or the Closing, as applicable.

                      13. Leases And Other Agreements; Capital Improvements

                           (a) Except as otherwise contemplated or permitted by
this Agreement or approved by Transferee in writing, from the Effective Date to the Closing Date, TRP will cause TRP to operate, maintain, repair and lease the Property in a prudent manner, in the ordinary course, on an arm's-length basis and consistent with their past practices (and without limiting the foregoing, TRP shall, in the ordinary course, negotiate with prospective tenants and enter into leases of the Property, enforce leases in all material respects, pay all costs and expenses of the Property, including, without limitation, debt service, real estate taxes and assessments, maintain insurance and pay and perform obligations under the Loan Documents) and will not dispose of or encumber any of the Property, except for dispositions of personal property in the ordinary course of business.

                           (b) Notwithstanding the above terms of this Paragraph
13, TRP shall not without the prior written approval of Transferee, take any of the following actions:

                                    (ii) execute or terminate any new lease,
lease amendment or lease renewal covering in excess of 5,000 square feet in the case of any lease of industrial space, 2,000 square feet in the case of any lease of office space, or 2,000 square feet in the case of any lease of retail space, or modify or waive any material term thereof.

                                    (iii) Except as set forth in Subparagraph
4(i), enter into, execute or terminate any operating agreement, reciprocal easement agreement, management agreement or any lease, contract, agreement or other commitment of any sort (including any contract for capital items or expenditures), with respect to any one or more of the Individual Properties requiring payments to or by TRP in excess of $10,000 per annum, or the performance of services by TRP the value of which is in excess of $10,000 per annum; or

                                    (iv) waive or modify any material term under
any Loan Document.


                           (c) In connection with any new leases or Lease
modifications affecting the Property entered into between the Effective Date and the Closing in accordance with Subparagraph 13(b) above, the cost of tenant improvement work and leasing commissions shall be prorated between Transferee and TRP as of the Closing based on the portion of the lease term, if any, occurring before the Closing Date and the portion of the lease term occurring on and after such date. Notwithstanding the foregoing, TRP shall be responsible for the cost of tenant improvement work and leasing commissions for all Leases (and amendments thereto) entered into prior to the Effective Date (regardless of when the same are payable), and TRP's obligations with respect thereto shall survive the Closing.

                           (d) Between the Effective Date and the Closing, TRP
shall continue to undertake capital improvements with respect to the Individual Properties in the ordinary course. TRP acknowledges that it has performed certain repair work to the decks at the Mission East Property and, that notwithstanding anything to the contrary contained in this Agreement, TRP shall be responsible for payment of all such work performed by or on behalf of TRP prior to Closing.

                  14. Cooperation. TRP and Transferee shall cooperate and do all acts as may be reasonably required or requested by the other with regard to the fulfillment of any Condition Precedent or the consummation of the transactions contemplated hereby including execution of any documents, applications or permits. TRP hereby irrevocably authorize Transferee and its agents to make all inquiries of any third party, including any governmental authority, as Transferee may reasonably require to complete its due diligence.

                 15. Miscellaneous.

                           (a) Notices. Any notice, consent or approval required
or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to TRP:                     c/o Trust Realty Advisors
                               2361 Campus Drive, Suite 204
                               Irvine, California  92715
                               Att'n:  John Provine
                               Telephone:  (714) 852-7900
                               Fax No.:  (714) 852-0730

With a copy to:                McDermott, Will & Emery
                               1301 Dove Street, Suite 500
                               Newport Beach, California 92660-2444
                               Att'n:  Thomas Brown
                               Telephone:  (714) 851-0633
                               Fax :  (714) 851-9348

If to Transferee:              Glenborough Properties, L.P.
                               400 South El Camino Real
                               San Mateo, California 94402-1708
                               Att'n:  Frank E. Austin
                               Telephone:  (415) 343-9300
                               Fax:  (415) 343-9690

        With a copy to:        Morrison & Foerster LLP
                               755 Page Mill Road
                               Palo Alto, CA 94304-1018
                               Att'n:  Philip J. Levine
                               Telephone:  (415) 813-5613
                               Fax :  (415) 494-0792

or such other address as either party may from time to time specify in writing to the other.

                           (b) Brokers and Finders. Except for John Provine who
shall be paid a finder's fee by Transferee pursuant to the terms of the Provine Agreement, neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the other broker or finder makes its claim shall be responsible for said commission or fee and shall indemnify and hold harmless the other party from and against all liabilities, losses, costs and expenses (including reasonable attorneys' fees) arising in connection with such claim for a commission or finder's fee. The provisions of this Subparagraph shall survive the Closing.

                           (c) Successors and Assigns. This Agreement shall be
binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Transferee shall have the right, with notice to TRP and TRA (and only with TRP'S and TRA's consent, which consent may be withheld in their respective sole discretion), to assign its right, title and interest in and to this Agreement to one or more assignees at any time before the Closing Date. In the event of an approved assignment by Transferee, Transferee shall not be relieved of any and all obligations under this Agreement and any other instruments executed pursuant hereto, but such assignee(s) shall be substituted in its place and will assume all obligations of Transferee hereunder. Neither TRP nor TRA shall have the right to assign any of their respective interest in this Agreement.

                           (d) Amendments. Except as otherwise provided herein,
this Agreement may be amended or modified only by a written instrument executed by TRP, TRA and Transferee.

                           (e) Continuation and Survival of Representations and
Warranties, Etc. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and the Closing, or, to the extent the context requires, beyond any termination of this Agreement.

                           (f) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of California. The parties recognize that, with respect to some of the Individual Properties located outside of the State of California, it may be necessary for the parties to comply with certain aspects of the law of such states in order to consummate the purchase and sale of Individual Properties pursuant hereto. The parties agree to comply with such other laws to the extent necessary to consummate the purchase and sale of such Individual Properties, provided that it is the parties' intent that the provisions of this Agreement be applied to each Individual Property in a manner which results in the greatest consistency possible. For this reason, and because of the large number of Individual Properties located in the State of California, the parties have agreed that California law shall govern with respect to the purchase and sale of each Individual Property pursuant hereto to the greatest extent possible.

                           (g) Merger of Prior Agreements. This Agreement and
the Exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

                           (h) Enforcement. If either party hereto fails to
perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                           (i) Time of the Essence. Time is of the essence of
this Agreement.

                           (j) Severability. If any provision of this Agreement,
or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                           (k) Marketing. TRP agrees not to market or show the
Property to any other prospective purchasers during the term of this Agreement.

                           (l) Effective Date. As used herein, the term
"Effective Date" shall mean the first date on which both TRP, TRA and Transferee shall have executed this Agreement.

                           (m) Confidentiality. Transferee, TRP and TRA shall
each maintain as confidential any and all material or information about the other or, in the case of Transferee and its agents, employees, consultants and contractors, about the Property, and shall not disclose such information to any third party, except, in the case of information about the Property and TRP, to



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
Transferee's lender or prospective lenders, insurance and reinsurance firms, attorneys, environmental assessment and remediation service firms and consultants, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as required by law.

                           (n) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                      16. Special Provisions Regarding Texas Property. With respect to any Individual Property located in the state of Texas, Transferee hereby represents and warrants that (i) Transferee is not in a significantly disparate bargaining position with TRP, (ii) Transferee is represented by legal counsel in connection with the transactions contemplated by this Agreement, and
(iii) such Individual Property is not a family residence occupied or to be occupied as Transferee's residence. Transferee hereby waives any claim it may now have or which arises in the future against TRP, its heirs, personal representatives, agents, employees, directors, officers, agents, representatives, successors and assigns arising by virtue of the provisions of the Texas Business and Commerce Code Section 17.41, et seq., other than Section 17.555, which relates, in whole or in part, to this Agreement, any such Individual Property, or any transaction between the parties hereto relating to or arising out of this Agreement.

                      17. Non-Recourse Allocation. Transferee and GRTI agree that up to $11 million of non-recourse mortgage debt shall be allocated to TRP or an entity designated by TRP for not less than twenty-five (25) years, so as to provide continuing debt basis for income tax purposes.


                      18. Determination of Material Inaccuracy. Notwithstanding any provision of this Agreement to the contrary, Transferee shall not be entitled to any right or remedy under this Agreement with respect to the first $10,000 in damages suffered by Transferee as a result of any inaccuracies in any representations or warranties (on a cumulative basis and not per each such inaccuracy) made by TRP and/or TRA pursuant to Paragraph 8 hereof.

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
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                     Transferee:    GLENBOROUGH PROPERTIES, L.P.
                                    a California limited partnership

Dated:                              By Glenborough Realty Trust Incorporated,
      -------------                 a Maryland corporation, its general partner

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                     TRP:           TRUST REALTY PARTNERS
                                    a California general partnership

                                    By Trust Realty Advisors, a California
                                    corporation

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    By TRP-LLC, a
                                                  ---------------------

                                    By:
                                       -----------------------------------------
Dated:                              Its:
      -------------                     ----------------------------------------


                                    TRA:    TRUST REALTY ADVISORS
                                    a California corporation


Dated:                              By:
      -------------                    -----------------------------------------
                                    Its:
                                        ----------------------------------------


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